Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 27, 2023 on our audits of the consolidated financial statements of Aixin Life International, Inc. (the “Company”) as of and for the years ended December 31, 2022 and 2021, respectively, which report was included in the Annual Report on Form 10-K of the Company filed April 28, 2023 in the Company’s Registration Statement on Form S-8 (Registration No. 333-229182)

KCCW Accountancy Corp. Certified Public Accountants

Diamond Bar, California

April 28, 2023